Exhibit 5.1

January 3, 2022

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, MN 55112

Re:    APi Group Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to APi Group Corporation, a Delaware corporation (the “Company”), in connection with (i) the issuance of an aggregate of 800,000 shares of 5.5% Series B Perpetual Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) pursuant (x) the Securities Purchase Agreement, dated as of July 26, 2021, by and among the Company, Blackstone Juno Holdings L.P. (f/k/a BTO Juno Holdings L.P.) and Blackstone Tactical Opportunities Fund – FD L.P. (the “Blackstone SPA”) and (y) the Securities Purchase Agreement, dated as of July 26, 2021, by and among the Company, Viking Global Equities Master Ltd. and Viking Global Equities II LP (the “Viking SPA” and together with the Blackstone SPA, the “SPAs”) (the 800,000 shares of Series B Preferred Stock issued pursuant to the SPAs, the “Series B Shares”) and (ii) the filing on January 3, 2022 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to an aggregate of 45,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for resale under the Securities Act, consisting of up to (x) 32,520,326 shares of Common Stock issuable upon conversion of the Series B Shares pursuant to the Certificate of Designation of 5.5% Series B Perpetual Convertible Preferred Stock of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 30, 2021 (the “Certificate of Designation”), and held by the selling stockholders identified in the Registration Statement and the base prospectus contained therein (the “Base Prospectus”) (such shares of Common Stock, the “Conversion Shares”) and (y) an estimated 12,479,674 shares of Common Stock that the Company may issue as 5.5% per annum dividends on the Series B Shares pursuant to the Certificate of Designation (such shares of Common Stock, the “Dividend Shares” and collectively with the Conversion Shares, the “Common Shares”), to be offered and sold by the selling stockholders identified in the Registration Statement and the Base Prospectus.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	The certificate of incorporation and certificate of corporate domestication of the Company, each as filed with the Secretary of State on April 28, 2020, as amended by the Certificate of Designation;

(ii)	The Company’s bylaws;

Greenberg Traurig, P.A. | Attorneys at Law

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January 3, 2022

(iii)	Certain resolutions of the board of directors of the Company (the “Board”) and an authorized committee of the Board;

(iv)	The SPAs;

(v)	A good standing certificate with respect to the Company as issued by the Secretary of State on December 30, 2021; and

(vi)	The Registration Statement, including the Base Prospectus, and exhibits thereto.

For purposes of this opinion letter, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion letter that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents, (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto, (iii) the authenticity of all Documents submitted to us as originals, (iv) the conformity to authentic original documents of all Documents submitted to us as copies and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

In expressing our opinions below, we have assumed that: (i) the Registration Statement and any amendments thereto (including any and all post-effective amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws; (ii) the Registration Statement (including any and all post-effective amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time the Common Shares are offered or sold as contemplated by the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement; (iii) no stop order suspending the effectiveness of the Registration Statement (including any and all post-effective amendments thereto) will have been issued and remain in effect; (iv) all Common Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement(s); (v) each of the SPAs has been duly authorized, executed and delivered by the parties thereto; (vi) within a reasonable time after the issuance of the Series B Shares, notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) or, with respect to Section 151(g) of the DGCL, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be provided to the registered owner(s) of the Series B Shares; (vii) at the time of the issuance of any Common Shares, (a) the Company will be duly organized, validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company will have the necessary organizational power and authority to issue such Common Shares, (c) the Company will have sufficient authorized and unissued shares of Common Stock to issue such Common Shares, (d) the issuance of such Common Shares will be registered on the books and records of the Company and (e) each certificate representing such Common Shares will be duly executed and delivered by the officers of the Company required by the DGCL to do so, which officers will be actually serving in such capacities; and (viii) at the time of issuance of any Dividend Shares, (a) the Company will have lawfully available funds under Delaware law to declare and pay a dividend of such Dividend Shares at the time of such declaration and payment and (b) resolutions authorizing the declaration and payment of a dividend of such Dividend Shares pursuant to the Certificate of Designation and the issuance and delivery of such Dividend Shares will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all time or times at which such Dividend Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions.

Greenberg Traurig, P.A. | Attorneys at Law

www.glaw.com

January 3, 2022

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that:

1.

The Series B Shares, when issued and paid for pursuant to the terms and conditions set forth in the SPAs and such issuance is recorded in the stock ledger of the Company, will be validly issued, fully paid and non-assessable.

2.

The Conversion Shares, if and when issued to the holders of outstanding shares of Series B Preferred Stock upon conversion of such shares of Series B Preferred Stock pursuant to the Certificate of Designation, will be validly issued, fully paid and non-assessable.

3.

The Dividend Shares, if and when issued to the holders of outstanding shares of Series B Preferred Stock upon the declaration and payment thereof as 5.5% per annum dividends on such shares of Series B Preferred Stock pursuant to the Certificate of Designation, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the DGCL and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A. | Attorneys at Law

www.glaw.com